UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: February 01, 2005 (Date of earliest event reported)
SciClone Pharmaceuticals, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-19825 (Commission File Number)	94-3116852 (IRS Employer Indentification Number)
	901 Mariner's Island Blvd., Suite 205, San Mateo, CA (Address of principal executive offices)	94404 (Zip Code)
Registrant's telephone number, including area code: 650-358-3456

Item 1.01. Entry into a Material Definitive Agreement

On January 27, 2005, in connection with the appointment of Dean S. Woodman to Chairman of the Board of Directors (the "Board") of SciClone Pharmaceuticals, Inc. (the "Company"), the Board approved an annual payment to Mr. Woodman of $13,000 in addition to the compensation otherwise paid to other non-employee directors for service on the Board. Also on January 27, 2005, in connection with the appointment of Dr. Jere E. Goyan, Ph.D. to Chairman Emeritus of the Board, the Board approved the continuation of an annual payment to Dr. Goyan of $13,000 in addition to the compensation otherwise paid to other non-employee directors for service on the Board. Also on January 27, 2005, in connection with the appointment of Dr. Richard J. Hawkins to the audit committee of the Board, the Board approved an annual payment to Dr. Hawkins of $7,500 in addition to the compensation otherwise paid to other non-employee directors for service on the Board.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 1, 2005, the Company issued a press release announcing the appointment of Dean S. Woodman, age [76], to Chairman of the Board, the appointment of Dr. Jere E. Goyan, age [74], to Chairman Emeritus of the Board, and the appointment of Dr. Richard J. Hawkins, age [56], to the audit committee of the Board, each to serve at the pleasure of the Board. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits

99.1       Press Release of SciClone Pharmaceuticals, Inc. dated February 01, 2005

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 01, 2005	SCICLONE PHARMACEUTICALS, INC. By: /s/ Richard A. Waldron Richard A. Waldron Chief Financial Officer